                                                                Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-13325 and 333-13411) of Starwood Lodging Trust and Starwood Lodging Corporation of our report dated February 10, 1997 relating to the combined financial statements of Pru-HEI Hotel Group, which appears in the Current Report on Form 8-K/A of Starwood Lodging Trust and Starwood Lodging Corporation dated February 10, 1997.




/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York

December 16, 1997